SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                        HUMPHREY HOSPITALITY TRUST, INC.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                        HUMPHREY HOSPITALITY TRUST, INC.

               -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 15, 1997
                -----------------------------------------------

         The annual meeting of the shareholders (the "Annual Meeting") of Humphrey Hospitality Trust, Inc. (the "Company") will be held at the offices of Anderson & Strudwick, Incorporated, 1108 East Main Street, Richmond, VA 23219, on Thursday, May 15, 1997, at 10:00 a.m., local time, for the following purposes:

         1. To elect directors to serve on the Board of Directors until the annual meeting of shareholders in 1998 or until their successors have been duly elected and qualified; and

         2. To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

         Only shareholders of the Company of record as of the close of business on April 1, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

         There is enclosed, as a part of this Notice, a Proxy Statement which contains further information regarding the Annual Meeting and the nominees for election to the Board of Directors.

         In order that your shares may be represented at the Annual Meeting, you are urged to promptly complete, sign, date and return the accompanying Proxy in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting in person you may, if you wish, vote personally on all matters brought before the Annual Meeting even if you have previously returned your Proxy.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        JAMES I. HUMPHREY, JR.
                                        President and Secretary

Silver Spring, Maryland
April 15, 1997

                        HUMPHREY HOSPITALITY TRUST, INC.

                                PROXY STATEMENT

                              GENERAL INFORMATION

         This Proxy Statement is provided in connection with the solicitation of proxies by the Board of Directors of Humphrey Hospitality Trust, Inc. (the "Company") for use at the annual meeting of shareholders to be held on Thursday, May 15, 1997 (the "Annual Meeting") and any adjournments thereof. The mailing address of the principal executive offices of the Company is 12301 Old Columbia Pike, Silver Spring, Maryland, 20904. This Proxy Statement and the Proxy Form, Notice of Meeting and the Company's annual report, all enclosed herewith, are first being mailed to the shareholders of the Company on or about April 25, 1997.

The Proxy

         The solicitation of proxies is being made by the Company primarily through the use of the mails. The cost of preparing and mailing this Proxy Statement and accompanying material, and the cost of any supplementary solicitations which may be made by mail, telephone, telegraph or personally by officers and employees of the Company, will be borne by the Company. The shareholder giving the proxy has the power to revoke it by delivering written notice of such revocation to the Secretary of the Company before or at the Annual Meeting or by attending the meeting and voting in person. The proxy will be voted as specified by the shareholder in the space provided on the Proxy Form or, if no specification is made, it will be voted in accordance with the terms thereof. In voting by proxy in regard to the election of the directors to serve until the 1998 annual meeting of shareholders or until their successors are duly elected and qualified, shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. Shareholders may not abstain with respect to the election of directors.

         No person is authorized to give any information or to make any representation not contained in this Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Proxy Statement does not constitute the solicitation of a proxy, in any jurisdiction, from any person to whom it is unlawful to make such proxy solicitation in such jurisdiction. The delivery of this Proxy Statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the Proxy Statement.

         Each outstanding share of the Company's Common Stock, $.01 par value (the "Common Stock"), is entitled to one vote. Cumulative voting is not permitted. Only shareholders of record at the close of business on April 1, 1997 will be entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. At the close of business on April 1, 1997, the Company had outstanding 3,481,700 shares of Common Stock.


                                 REQUIRED VOTE

         Under Virginia law and the Company's Articles of Incorporation and Bylaws, if a majority of the votes entitled to be cast are present at the Annual Meeting so as to constitute a quorum, in person or by proxy, directors shall be elected by a plurality of the votes cast. The Board of Directors recommends a vote FOR each of the nominees for director.

         No specific provisions of Virginia law, the Company's Articles of Incorporation or the Company's Bylaws address the issue of abstentions or broker non-votes. Brokers holding shares for beneficial owners must vote those shares according to the specific instructions they receive from the owners. If specific instructions are not received, brokers generally may not vote the shares in their discretion for the election of directors. Votes "withheld" from director-nominees have the effect of a negative vote because a plurality of the votes cast at a meeting in which a quorum is present is required for the election of directors.


                        REPORTS OF BENEFICIAL OWNERSHIP

         Under United States securities laws, the Company's directors and executive officers are required to report their ownership of the Common Stock and any changes in ownership to the Securities and Exchange Commission (the "SEC"). These persons are also required by SEC regulations to furnish the Company with copies of these reports. Specific due dates for these reports have been established, and the Company is required to report in the Proxy Statement any failure to file such reports by those due dates during the 1996 fiscal year. Based solely upon its review of the reports furnished to the Company or written representations from the Company's directors and executive officers, the Company believes that all of these filing requirements were satisfied by the Company's directors and executive officers during 1996.


                    OWNERSHIP OF THE COMPANY'S COMMON STOCK

Security Ownership of Certain Beneficial Owners

         The following table sets forth information as of April 1, 1997 regarding each person known to the Company to be the beneficial owner of more than five percent (5%) of its Common Stock. The Company has no other class of equity securities outstanding. Unless otherwise indicated, such shares are owned directly and the indicated person has sole voting and investment power.

   NAME AND ADDRESS                                AMOUNT AND NATURE
     OF BENEFICIAL                                   OF BENEFICIAL                        PERCENT
        OWNER                                         OWNERSHIP                          OF CLASS
---------------------                       ---------------------------                  --------
James I. Humphrey, Jr.                                  623,350   (1)                   15.2%  (2)
The Humphrey Companies
12301 Old Columbia Pike
Suite 300
Silver Spring, MD  20904

Alliance Capital Management L.P.                        350,000   (3)                   10.1%
787 Seventh Avenue
New York, NY  10019

Mr. James T. Martin                                     339,000   (4)                    9.7%
Odyssey Capital Req.
6 Front Street
Hamilton, HM11 BERMUDA

Smith Barney Mutual Funds Management, Inc.              191,300   (5)                    5.5%
388 Greenwich Street
New York, NY  10013

(1) Assumes that all Units of limited partnership interest ("Units") in Humphrey Hospitality Limited Partnership, a Virginia limited partnership (the "Partnership") of which the Company is general partner held by James I. Humphrey and his affiliates are redeemed for shares of Common Stock.

(2) Based on shares of common stock outstanding of April 01, 1997

(3) Based upon information contained in Schedule 13G dated January 10, 1997, and filed with the SEC on January 10, 1997.

(4) Based upon information contained in Schedule 13D dated March 14, 1996 and filed with the SEC on March 14, 1996.

(5) Based upon information contained in Schedule 13G dated February 5, 1997 and filed with the SEC on February 5, 1997.

Security Ownership by Management

         The following table sets forth the beneficial ownership of the Company's Common Stock as of April 1, 1997 by (i) each director and nominee,
(ii) each executive officer and (iii) all directors, nominees and executive officers as a group. Unless otherwise indicated, such shares are owned directly, and the indicated person has sole voting and investment power.

                                         AMOUNT AND NATURE
NAME AND ADDRESS OF                         OF BENEFICIAL              PERCENT
BENEFICIAL OWNER                              OWNERSHIP                OF CLASS
-------------------                      ------------------            --------
James I. Humphrey, Jr.                        623,350 (1)              15.2% (2)
The Humphrey Companies
12301 Old Columbia Pike
Suite 300
Silver Spring, MD  20904

Charles A. Mills, III                          20,625 (3)                  *
Anderson & Strudwick
1108 E. Main Street
Richmond, VA  23219

George R. Whittemore                           89,800 (4)               2.2%
10711 Old Squaw Lane
Chesterfield, VA  23832

Jeffrey Zwerdling                              53,510 (5)               1.3%
Zwerdling & Oppleman
5020 Monument Avenue
Richmond, VA 23230

Margaret Allen                                  2,800                      *
AGM Financial Services, Inc.
5 Light Street, Suite 910
Baltimore, MD  21202

Dr. Leah T. Robinson                           84,800 (6)               2.1%
1828 South Woodside Lane
Virginia Beach, VA  23454

Andrew A. Mayer, M.D.                          91,000 (7)               2.2%
230 Commodore Drive                            ----------               ----
Jupiter, FL  33477

All directors, nominees and                   965,885                  23.5%
executive officers as a group (7 persons)

------------------
*Represents less than 1% of the outstanding Common Stock.

(1) Assumes that all Units held by James I. Humphrey and his affiliates are redeemed for shares of Common Stock.

(2) Mr. Humphrey, Humphrey Associates, Inc. and the LLC own 623,350 Units. Upon exercise of the redemption rights, which are exercisable at any time, all of such Units are redeemable on a one-for-one basis for shares of common stock or for an equivalent cash value at the sole election of the Company or if the issuance of shares of stock would result in any person owning more than 9.9% of the outstanding shares of stock.

(3)   Includes   19,550  shares  of  common  stock  held  by  Mills   Management
      Corporation, a corporation that Mr. Mills controls. Also includes 1,000 shares of common stock owned by Mr. Mills' wife.

(4) Mr. Whittemore reports that he has sole voting and dispositive power with respect to 89,800 shares of Common Stock.

(5) Mr. Zwerdling reports that he has sole voting and dispositive power with respect to 53,510 shares of Common Stock.

(6) Dr. Robinson reports that she has sole voting and dispositive power with respect to 84,800 shares of Common Stock.

(7) Dr. Mayer reports that he has sole voting and dispositive power with respect to 91,000 shares of Common Stock.

1. THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE NOMINEES FOR THE DIRECTORS

Nominees for Directors

         Each of the Company's directors (a "Director") is elected by the shareholders of the Company at each annual meeting for a term of one year. The Board of Directors currently has set the number of directors constituting the Board of Directors at seven, all of whom will be elected at the Annual Meeting, and four of whom are Independent Directors (as defined herein).

         The  Company  has  no  nominating  committee of its Board of Directors:
Nominees for Directors are nominated by the entire Board of Directors. The Board of Directors has nominated the Directors; James I. Humphrey, Jr.; Charles A. Mills, III; George R. Whittemore; Jeffrey M. Zwerdling; Margaret Allen; Dr. Leah Robinson and Andrew A. Mayer, M.D. to serve as Directors for a one-year term expiring at the Company's annual meeting in 1998.

         If any nominee becomes unavailable or unwilling to serve the Company as a Director for any reason, the persons named as proxies in the Proxy Form are expected to consult with management of the Company in voting the shares represented by them. The Board of Directors has no reason to doubt the availability of the nominees, and all have indicated his willingness to serve as a Director of the Company if elected.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     IN FAVOR OF THE NOMINEES FOR DIRECTORS

                       NOMINEES FOR ELECTION AS DIRECTORS
                             (TERMS EXPIRING 1998)

--------------------------------------------------------------------------------

JAMES I. HUMPHREY, JR. - Chairman of the Board, President, Secretary, and member of the Acquisition Committee. Mr. Humphrey, age 55, is President and sole shareholder of Humphrey Associates, Inc., and has held that position since 1978. Humphrey Associates, Inc., formerly Harkins-Humphrey Associates, Inc., is a full-service real estate corporation. Mr. Humphrey also served as President of Humphrey Hotels, Inc. (the "Operator") from 1989 to 1994. He has served on the Credit Assurance Review Committee of the Maryland Housing Fund, the Governor's Housing Task Force in Maryland, the Maryland Housing Policy Commission and the Maryland International Division Private Sector Advisory Council. Mr. Humphrey has served as Chairman of the Company since November 1994.

--------------------------------------------------------------------------------

CHARLES A. MILLS, III - Director, Vice President and Treasurer. Mr. Mills, age 49, is a Senior Vice President and Chairman of Anderson & Strudwick, Incorporated, which was the underwriter of the Common Shares for all three of the Company's public stock offerings. Mr. Mills is the largest shareholder of Anderson & Strudwick and the majority shareholder, Chairman and President of Mills Value Advisor, Inc., a registered investment advisor. Mr. Mills also served as a director of Pioneer Federal Savings & Loan from 1985 to 1987 and of Koger Equity, Incorporated, a real estate investment trust, from 1992 to 1993. Mr. Mills has served as a Director of the Company since November 1994.

--------------------------------------------------------------------------------

MARGARET ALLEN - Director and member of the Audit and Acquisition Committees. Ms. Allen, age 50, is Senior Vice President and 50% owner of AGM Financial Services, Inc. ("AGM"), which she co-founded in 1990. AGM is a mortgagee licensed by the Federal Housing Authority (the "FHA"), a division of the United States Department of Housing and Urban Development. As a licensed mortgagee, AGM represents borrowers who wish to obtain mortgage insurance from the FHA for multifamily housing, assisted living facilities and nursing homes. Prior to 1990, Ms. Allen was a Regional Vice President for ABG Financial Services, Inc., a FHA licensed mortgagee. Ms.

Allen currently serves on the Credit Assurance Review Committee of the Maryland Department of Housing and Community Development, the Board of Directors of the Baltimore City Chapter of the Home Builders Association of Maryland and the Insured Projects Committee of the Mortgage Bankers Association. She has served on the Maryland Housing Policy Commission and chaired that commission from 1991-1992. Ms. Allen has served as a Director of the Company since November 1994.

--------------------------------------------------------------------------------

JEFFREY M. ZWERDLING, ESQ. - Director and member of the Audit Committee. Mr. Zwerdling, age 53, is Senior Partner at the law firm of Zwerdling and Oppleman located in Richmond, Virginia. Mr. Zwerdling specializes in commercial real estate law and general litigation. He is presently Vice President and Director of The Corporate Center, the owner of a 225,000 square foot office park complex located in Richmond, Virginia. Mr. Zwerdling is a graduate of Virginia Commonwealth University and obtained his J.D. degree from William & Mary Law School. Mr. Zwerdling has served as a Director of the Company since November 1996.

--------------------------------------------------------------------------------

GEORGE R. WHITTEMORE - Director and member of the Audit and Acquisition Committees. Mr. Whittemore, age 46, served as a director and the President and Managing Officer of Pioneer Federal Savings Bank and its parent Pioneer Financial Corporation from September 1982 until these institutions were acquired by a merger with Signet Banking Corporation in August 1994. Mr. Whittemore joined Pioneer Federal Savings Bank in 1975 as Treasurer and was made Executive Vice President in March 1982. Mr. Whittemore accepted a position as President of Mills Value Adviser, Inc. as of April 15, 1996. Mills Asset Advisor is an affiliate of Anderson & Strudwick Inc.. Mr. Whittemore is also Senior Vice President of Anderson & Strudwick, Incorporated, which served as underwriter for the Company's three public stock offerings. Mr. Whittemore has served as a Director of the Company since November 1994.

--------------------------------------------------------------------------------

DR. LEAH T. ROBINSON - Director, age 65, is a clinical psychologist in a part-time private practice. She was a member of the faculty of Virginia Commonwealth University until 1973 when she joined Psychiatric Associates of Tidewater, remaining with this group until it dissolved in 1989. Dr. Robinson has served as a Director of the Company since March 1995.

--------------------------------------------------------------------------------

ANDREW A. MAYER, M.D. - Director, age 62, and retired physician-radiologist. One of the founding partners of Medical Center Radiologists ("MCR") from 1965 to 1992, Dr. Mayer, served as Director and Treasurer of MCR until 1991. Dr. Mayer also served as Chief of Radiology at Leigh Memorial Hospital, Norfolk, Virginia. Prior memberships in medical societies included Norfolk County, Virginia State and American College of Radiology. Dr. Mayer also served as Director of Mills Value Fund from July, 1988 to December, 1991, and was managing partner of several real estate partnerships where he directed property acquisition and development of residential and commercial entities. Dr. Mayer has served as a Director of the Company since March 1995.

                             ELECTION OF DIRECTORS

Committees and Meetings of the Board of Directors

         Director Meetings. The business of the Company is under the general management of its Board of Directors as provided by the Company's Bylaws and the laws of Virginia, the Company's state of incorporation. The Company's Articles of Incorporation, with limited exceptions, generally require that a majority of the Company's Board of Directors be comprised of persons who, within the last two years, have not (i) owned an interest in any of Mr. Humphrey's affiliates,
(ii) been employed by Mr. Humphrey or any of his affiliates, (iii) been an officer or director of any of Mr. Humphrey's affiliates, (iv) performed services for the Company, and (v) been a director for more than three Real Estate Investment Trusts organized by Mr. Humphrey or any of his affiliates. Such persons making up a majority of the Board of Directors are referred to as "Independent Directors." There are presently seven directors, including four Independent Directors. The Board of Directors hold quarterly meetings during the Company's fiscal year. The Board of Directors held five meetings during 1996 and each director attended at least 75% of the meetings.

         The Company presently has an Audit Committee and an Acquisition Committee of its Board of Directors. The Company may, from time to time, form other committees as circumstances warrant. Such committees have authority and responsibility as delegated by the Board of Directors. The Company does not have a Compensation Committee.

         Audit Committee. The Audit Committee consists of three Independent Directors, Ms. Allen and Messrs. Mayer and Zwerdling. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. The Audit Committee met twice in 1996.

         Acquisition Committee. The Board of Directors has established an Acquisition Committee, which currently consists of Ms. Allen and Messrs. Whittemore and Humphrey. The Acquisition Committee reviews potential hotel acquisitions, visits the sites of proposed hotel acquisitions, reviews the terms of proposed Percentage Leases for proposed hotel acquisitions and makes recommendations to the Board of Directors with respect to proposed acquisitions. The Acquisition Committee met twice in 1996.

Compensation of Directors

         Each Director of the Company receives, upon being elected and accepting the position as Director, $10,000 per year which became effective in the fourth quarter of 1996. Prior to the fourth quarter of 1996, each director received compensation at the rate of $20,000 per year, payable quarterly. Directors do not get any additional compensation for serving on any committees of the Board of Directors. In addition, the Company reimburses directors for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In 1996, Mr. Jeffrey Zwerdling received aproximately $1,522 as prorated compensation for length of service. Mr. Howell, who resigned his position on the Board of Directors to devote more time to his business, received $15,000 as compensation for his service in 1996. The other directors received $17,500 as compensation.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Business Relationships Between Company and Directors

         Mr. Mills, who is the Vice President, Treasurer, and a director of the Company, is Senior Vice President and Chairman of Anderson & Strudwick, Incorporated. Anderson & Strudwick was the underwriter of all three of the Company's public stock offerings and received approximately $1,755,000 in investment banking fees in connection with these offerings. Anderson & Strudwick also served as underwriter for $2,460,000 principal amount fixed rate first mortgage refunding revenue bonds, series 1995 issued by the Industrial Development Authority of Pulaski County which are served by the Comfort Inn - Dublin; VA, and receives an ongoing fee equal to .25% of the outstanding principal of those bonds.

         Mr. Whittemore, who is a Director of the Company, is President of Mills Value Adviser, Inc.. Mills Value Adviser Inc. is an affiliate of Anderson & Strudwick Inc. Mr. Whittemore is also Senior Vice President of Anderson & Strudwick, Incorporated, which served as underwriter for the Company's three public stock offerings.

Certain Transactions with Management

         The Company and the Partnership have entered into a number of transactions with Mr. Humphrey and his affiliates in connection with the organization of the Company and the acquisition of the nine hotel properties (the "Hotels") that are currently owned by the Company through the Partnership. Mr. Humphrey, Chairman of the Board of Directors and the President of the Company, is the sole shareholder of the Humphrey Hospitality Management, Inc. (the "Lessee").

Acquisition of Hotels from Affiliates of Mr. Humphrey

         The Hotels were acquired, directly and indirectly, by the Partnership from limited partnerships in which Mr. Humphrey was a limited partner and Humphrey Associates, Inc. was the general partner. The Partnership's interests in the Hotels were acquired in exchange for (i) the assumption of approximately $13.4 million of outstanding indebtedness of the sellers of the Hotels, most of which was guaranteed by Mr. Humphrey and Humphrey Associates, Inc. and secured by the Hotels, (ii) the issuance of an aggregate of 623,350 Units to Mr. Humphrey and Humphrey Associates, Inc., (iii) the assumption and repayment of approximately $3.33 million of outstanding indebtedness of the sellers of the Hotels (in addition to the indebtedness in clause (i) above) of which approximately $1.2 million was repaid to Humphrey Associates, Inc., (iv) the payment of $247,000 in cash to satisfy the obligations of Humphrey Associates, Inc. to restore its negative capital account in one of the limited partnerships selling a Hotel, and (v) the payment of approximately $4.6 million in cash to persons not affiliated with Mr. Humphrey.

Guarantees by Mr. Humphrey

         At December 31, 1996, Mr. Humphrey guaranteed the payment of interest and principal on approximately $5.8 million of the Company's outstanding long-term debt. The debt is secured by the hotels located at Solomons, Maryland; Dahlgren, Virginia; Farmville, Virginia; Elizabethton, Tennessee; Princeton, West Virginia; Wytheville, Virginia; and Morgantown, West Virginia.

Percentage Leases

         During 1996, the Partnership and the Lessee were parties to Percentage Leases with respect to each hotel property owned by the Partnership. Each Percentage Lease has a non-cancelable term of ten years, which may be renewed for an additional term of five years at the Lessee's option, subject to earlier termination upon the occurrence of defaults thereunder and certain other events described therein. Pursuant to the terms of the Percentage Leases, the Lessee is required to pay Base Rent and Percentage Rent on the revenue of the Hotels and certain other additional charges and is entitled to all profits from the operations of the Hotels after the payment of rent, operating and other expenses. Payments of rent under the Percentage Leases constituted all of the Partnership's and the Company's revenue. For the period January 1, 1996 through December 31, 1996, the Lessee incurred an aggregate of $3,957,401 in rent under the percentage leases.

Franchise Licenses

         The Lessee, which is owned by Mr. Humphrey, holds all of the franchise licenses for the hotels currently owned by the Partnership and is expected to hold all of the franchise licenses for any subsequently acquired hotel properties. During 1996, the Lessee paid franchise fees in the aggregate amount of approximately $420,809.

Non-Competition Agreement and Option Agreement

       Pursuant to the Non-Competition Agreement among Mr. Humphrey, Humphrey Associates, Inc., and the Company, while Mr. Humphrey is an officer or director of the Company or owns any ownership interest in the Company, and for five years thereafter, neither Mr. Humphrey nor any affiliate of Mr. Humphrey, will acquire, develop, own, operate, manage or have any interest in any hotel that is within 20 miles of a hotel in which the Company or the Partnership has invested. The Board of Directors, including a majority of the Independent Directors, have agreed to waive the provisions of the Non-Competition Agreement as they apply to Humphrey Development, Inc's right to purchase the Comfort Suites hotel in Dover, Delaware (the "New Development"). The 20 mile prohibition may be waived by the Company's Independent Directors if they determine that such development, ownership, management, or operation will not have a material adverse affect on the operations of one or more of the hotels in which the Company has invested. In addition, Mr. Humphrey has agreed that neither he nor any of his affiliates will receive any brokerage commissions or other fees with respect to hotels purchased by the Company.

       Pursuant to the Option Agreement among Mr. Humphrey, Humphrey Associates, Inc. and the Company, the Company will have an option to acquire any hotels acquired or developed by Mr. Humphrey or any of his affiliates. At any time during 12 months after a hotel is acquired by, or after the opening of a hotel developed by Mr. Humphrey or any of his affiliates, the Company may purchase the applicable hotel under the option for a price equal to the fair market value of the hotel, as determined by independent third-party appraisal, but in no event less than the sum of the following: (i) acquisition or development costs paid to unaffiliated third parties, (ii) capitalized interest expense, (iii) the amount of equity investment in the hotel, including the cash investment or advances of Mr. Humphrey and his affiliates, if any (to the extent not covered in sections
(i) and (ii)), and (iv) a cumulative, non-compounded return on the equity investment not to exceed the prime rate, as reported by the Wall Street Journal, Eastern Edition, plus five percent (less any net cash flow received by Mr. Humphrey or any of his affiliates with respect to such equity investment). The Company currently anticipates that any such acquired or developed hotel will have achieved stabilized operating revenue before the Company would consider purchasing such hotel from Mr. Humphrey or any of his affiliates. All transactions to acquire additional properties and any and all transactions between the Company, the Partnership or its subsidiaries and Mr. Humphrey or his affiliates must be approved by a majority of the Company's Directors, including a majority of its Independent Directors. In addition, the Option Agreement provides that in the event the Company acquires a hotel from Mr. Humphrey or any of his affiliates in connection with the Company's issuance of additional securities, Mr. Humphrey or any of his affiliates may receive consideration for such property in additional Units provided that his and his affiliates' interests in the Partnership shall not exceed 28.54% of the total limited partnership interest in the Partnership.

Development Agreement

         The Company executed an amended development services agreement (the "Development Agreement") with Humphrey Development, Inc., pursuant to which Humphrey Development, Inc. provided construction supervision and will pay any development costs in excess of $2,795,910 in exchange for a right to purchase the New Development from the Company on the sixth anniversary of its commencement of operations for $2,795,910.

Services Agreement

       The Company has an agreement with the Lessee to provide accounting and securities reporting services for the Company. The initial Services Agreement provided that these services would be provided to the Company for a fixed fee of $80,000 per year, notwithstanding the size of the Company's portfolio. On November 6, 1996, the Company amended the Services Agreement to provide for such services for an initial annual fee of $30,000 per year for as long as the Company's portfolio includes the Hotels and the New Development. The amended Services Agreement provides that the fee for such services will increase $10,000 per year (prorated from the time of acquisition) for each additional hotel added to the Company's portfolio (excluding the New Development). Under the terms of the amended Services Agreement, the services fee cannot exceed $100,000 in any year.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table summarizes the compensation paid or accrued by the Company for the last fiscal year to those two persons who: (1) served as the Company's chief executive officer during the 1996 fiscal year; and (2) served as the Company's only other executive officer during the 1996 fiscal year. The Company does not pay its executives any salary above and beyond the compensation that they receive as Directors.

                                Annual Compensation                  Long Term Compensation
                                -------------------                  -----------------------
                                                                              Awards           Payouts
                                                                     -----------------------  ------------
                                                                     Restricted   Securities
                                                    Other Annual       Stock      Underlying                     All Other
                                Salary     Bonus    Compensation      Awards     Options/SARs  LTIP Payouts   Compensation
                                ------     -----    ------------     ---------- -------------  ------------   ------------
James I. Humphrey, Jr.          $17,500     ----        ----           ----         ----           ----           ----
 Chairman of the Board,
 President and Secretary

Charles A. Mills, III           $17,500     ----        ----           ----         ----           ----           ----
 Vice President and Treasurer

---------------------

                               PERFORMANCE GRAPH

         The following graph compares the change in the Company's total shareholder return on Common Shares for the period November 29, 1994, which was the first day the Common Shares traded on The Nasdaq Smallcap Market, through December 31, 1996, (on October 30, 1996, the Common Shares began trading on The NASDAQ Stock Market) with the changes in the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and the SNL Securities Hotel REIT Index ("Hotel REIT Index") for the same period, assuming a base share price of $100 for the Common Shares and the Hotel REIT Index for comparative purposes. The Hotel REIT Index is comprised of nine publicly traded REITs which focus on investments in hotel properties. Total shareholder return equals appreciation in stock price plus dividends paid and assumes that all dividends are reinvested. The performance graph is not necessarily indicative of future investment performance.

                         SHAREHOLDER PROPOSALS FOR 1998

         The  Board  of  Directors  will  make  provision  for  presentation  of appropriate proposals by shareholders at the 1998 annual meeting of shareholders, provided that such proposals are submitted by eligible shareholders who have complied with the relevant regulations of the SEC. Shareholder proposals intended to be submitted for presentation at the 1998 annual meeting of shareholders of the Company must be in writing and must be received by the Company at its executive offices on or before 90 days prior to the date of the 1998 annual meeting of shareholders of the Company for inclusion in the Company's proxy statement and the form of proxy relating to such annual meeting.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         Reznick Fedder & Silverman, PC have served as auditors for the Company and its subsidiaries and will continue to so serve until and unless changed by action of the Board of Directors. A representative of Reznick Fedder &
Silverman, expected to be present at the Annual Meeting, will have the opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

         The Board of Directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

         The Company will furnish to each beneficial owner of Common Stock entitled to vote at the Annual Meeting, upon written request to James I. Humphrey, Jr., the Company's Secretary, President and Chairman, at 12301 Old Columbia Pike, Silver Spring, Maryland, telephone (301) 680-4343, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the financial statements and financial statement schedules filed by the Company with the SEC.


                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             JAMES I. HUMPHREY, JR.
                                             Secretary


April 15, 1997

PROXY                                                       No. of Shares ______


                        HUMPHREY HOSPITALITY TRUST, INC.
                12301 Old Columbia Pike, Silver Spring, MD 20904
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned hereby appoints James I. Humphrey, Jr. as proxy with the power to appoint such person's substitute, and hereby authorizes him to vote, as designated below, all the shares of common stock of Humphrey Hospitality Trust, Inc. held of record by the undersigned on April 1, 1997, at the annual meeting of shareholders to be held on May 15, 1997 or any adjournment thereof.

1.       ELECTION OF DIRECTORS
         (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name below)

         [ ] Term Expiring 1998 - FOR ALL NOMINEES LISTED BELOW            [ ] WITHHOLD AUTHORITY to vote for all
         James I. Humphrey, Jr.; Charles A. Mills, III; Margaret Allen;        nominees
         Jeffrey M. Zwerdling; George R. Whittemore; Dr. Leah T. Robinson;
         Andrew A. Mayer, M.D.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for the election of all nominees for director.

                                            DATED:  ___________________, 1997

                                            Please sign  exactly as name appears
                                            in left.  When shares  are  held  by
                                            joint  tenants, both should sign. If
                                            signing as  attorney,  as  executor,
                                            administrator, trustee or  guardian,
                                            please give full title as such. If a
                                            corporation,   please   sign    full
                                            corporate name by President or other
                                            authorized     officer.     If     a
                                            partnership,    please    sign    in
                                            partnership   name   by   authorized
                                            person.


                                            ------------------------------------
                                            Signature



                                            ------------------------------------
                                            Signature (if held jointly)


Please mark, sign, date and return the proxy card promptly using the enclosed envelope.